Escalade Reports Second Quarter 2019 Results

- Revenue growth of 14.3% on net sales of $55.6 million

- Gross profit of $13.0 million, up 12.7% over prior year

- Operating income of $2.5 million, up 26.7% over prior year

EVANSVILLE, Ind., Aug. 7, 2019 /PRNewswire/ -- Escalade, Incorporated (NASDAQ: ESCA) - "Expanded distribution within major customers and a return to normal weather patterns resulted in revenue growth of 14.3%. Sales increases in our Outdoor categories more than offset underperformance in other categories. Our Basketball brands Goalrilla™, Goalsetter®, Goaliath® and Silverback®, along with Outdoor Games brands Victory Tailgate® and Triumph™, led to the increased revenue," stated Dave Fetherman, President and CEO. "We continue to execute on our transformational strategy to support the continuing shift in consumer buying trends as our E-Commerce revenue grew 91% in the quarter and made up 39% of our overall revenue compared to 24% in prior year. While our recently acquired Victory Tailgate business contributed to the increase, I'm pleased that we are seeing excellent growth across all E-commerce platforms."

Net sales for the second quarter of 2019 were $55.6 million compared to net sales of $48.7 million for the same quarter in 2018.

Gross margin ratio for the second quarter of 2019 was 23.3%, compared to 23.6% for the same period in the prior year. Gross profit for the second quarter of 2019 was $13.0 million compared to gross profit of $11.5 million for the same quarter in 2018. The slight decline in gross margin ratio was due to increased customer allowances and product mix.

Selling, general and administrative expenses (SG&A) were $10.0 million for the quarter compared to $9.1 million for the same period in the prior year, an increase of $0.9 million or 10.1%. The increase in SG&A was due to operating costs associated with Victory Tailgate, which was acquired during the fourth quarter of 2018. SG&A, as a percent of sales, for the second quarter of 2019 decreased to 18.0% from 18.7% reported for the same period prior year.

Operating income for the second quarter of 2019 was $2.5 million compared to operating income of $2.0 million for the same period in the prior year.

The Company recognized a $13.0 million gain in other income during the second quarter of 2018 on the sale of our 50% owned equity method investment, Stiga, a Swedish entity.

Net income for the second quarter of 2019 was $1.9 million, or $0.13 diluted earnings per share compared to net income of $12.1 million, or $0.84 diluted earnings per share for the same quarter in 2018. Excluding the one-time gain recognized on the sale of our 50% investment in Stiga, net income for the second quarter of 2018 was $1.4 million, or $0.10 diluted earnings per share.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on September 9, 2019 and disbursed on September 16, 2019.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports' brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK™ and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports' products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products, the continuation and development of key customer, supplier, licensing and other business relationships, the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits, the financial health of our customers, disruptions or delays in our supply chain, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology, risks related to data security of privacy breaches, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries Consolidated Condensed Statements of Operations (Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
All Amounts in Thousands Except Per Share Data	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018

Net sales	$55,639	$48,684	$87,741	$80,833

Costs and Expenses
Cost of products sold	42,680	37,187	66,305	60,348
Selling, administrative and general expenses	10,038	9,121	17,783	16,071
Amortization	450	425	788	748

Operating Income	2,471	1,951	2,865	3,666

Other Income (Expense)
Interest expense	(131)	(166)	(199)	(355)
Equity in earnings of affiliates	--	133	--	121
Gain on sale of equity method investment (includes ($3,729) of accumulated other comprehensive loss reclassification from foreign currency translation adjustment)	--	13,020	--	13,020
Other income (expense)	3	(76)	9	(99)

Income Before Income Taxes	2,343	14,862	2,675	16,353

Provision for Income Taxes	467	2,791	532	3,066

Net Income	$ 1,876	$12,071	$ 2,143	$13,287

Earnings Per Share Data:
Basic earnings per share	$ 0.13	$ 0.84	$ 0.15	$ 0.92
Diluted earnings per share	$ 0.13	$ 0.84	$ 0.15	$ 0.92

Dividends declared	$ 0.125	$ 0.125	$ 0.25	$ 0.25

Consolidated Condensed Balance Sheets (Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	July 13, 2019	December 29, 2018	July 14, 2018
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 4,598	$ 2,824	$ 15,572
Receivables, less allowance of $533; $532; and $534; respectively	35,229	40,682	30,758
Inventories	47,984	39,122	41,454
Prepaid expenses	2,958	4,151	2,834
Prepaid income tax	1,687	1,082	--
Other current assets	--	2	21
TOTAL CURRENT ASSETS	92,456	87,863	90,639

Property, plant and equipment, net	15,387	15,498	12,990
Operating lease right-of-use assets	1,288	--	--
Intangible assets, net	19,529	19,785	18,943
Goodwill	26,749	26,381	21,548
Other assets	94	--	--
TOTAL ASSETS	$155,503	$149,527	$144,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Note payable	$ 135	$ --	$ --
Trade accounts payable	7,187	5,631	6,874
Accrued liabilities	7,732	11,072	9,242
Income tax payable	--	--	480
Current operating lease liabilities	694	--	--
TOTAL CURRENT LIABILITIES	15,748	16,703	16,596

Other Liabilities:
Long-term debt	7,393	--	--
Deferred income tax liability	3,409	3,409	2,469
Operating lease liabilities	616	--	--
Other liabilities	1,094	1,094	503
TOTAL LIABILITIES	28,260	21,206	19,568

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,467,634; 14,438,824; and 14,439,724; shares respectively	14,468	14,439	14,440
Retained earnings	112,775	113,882	110,112
TOTAL STOCKHOLDERS' EQUITY	127,243	128,321	124,552
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$155,503	$149,527	$144,120